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                                                                    EXHIBIT 5.01

                                 June 21, 1994

United Cities Gas Company
5300 Maryland Way
Brentwood, Tennessee 37027

     Re:                   United Cities Gas Company
                        Form S-3 Registration Statement
                           (1934 Act File No. 0-1284)

Gentlemen:

     We have acted as counsel for United Cities Gas Company (the "Company") in connection with the registration statement on Form S-3 (the "Registration Statement") of the Company which is being filed with the Securities and Exchange Commission on June 22, 1994 covering up to 200,000 shares of the Company's Common Stock, without par value (the "Common Stock"), issuable to current and potential customers of the Company and Company employees who are participants in the United Cities Gas Company Customer Stock Purchase Plan (the "Plan").

     As such counsel, we have examined the Articles of Incorporation and By-Laws of the Company, the Plan, the Registration Statement and such other corporate documents and records and have made such other inquiries as we have deemed necessary or advisable in order to enable us to render the opinions hereinafter set forth.

     The Plan provides that shares of Common Stock issuable to current and potential customers of the Company and Company employees who are participants in the Plan may be authorized but unissued shares of Common Stock.

     Based on the foregoing, we are of the opinion that when authorized but unissued shares of Common Stock issuable to current and potential customers of the Company and Company employees who are participants in the Plan have been issued, sold and delivered pursuant to and as provided by the Plan, such shares of Common Stock will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Respectfully submitted,

                                            CHAPMAN AND CUTLER